UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2019

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2019, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), together with the Company’s subsidiaries, entered into Amendment No. 1 (the “Amendment”) to that certain Financing Agreement, dated as of April 24, 2019 (the “Financing Agreement”), by and among the Company, certain of the Company’s subsidiaries party thereto from time to time as guarantors, TPG Specialty Lending, Inc., as administrative agent (the “Administrative Agent”), and the various lenders from time to time party thereto.

The Financing Agreement provides a $300 million first lien secured term loan credit facility (the “Facility”) with availability to the Company in three tranches: (i) $200 million was drawn by the Company upon entering into the Financing Agreement; (ii) $50 million would have been available to the Company upon the designation of the Company’s ANNOVERATM product as a new category of birth control by the U.S. Food and Drug Administration (the “FDA”) on or prior to December 31, 2019 and satisfaction (or waiver) of other customary conditions precedent (the “Delayed Draw A-1 Term Loan”); and (iii) $50 million will be available to the Company upon the Company achieving $11 million in net revenues from the Company’s IMVEXXY®, BIJUVATM, and ANNOVERATM products for the fourth quarter of 2019 and satisfaction (or waiver) of other customary conditions precedent (the “Delayed Draw A-2 Term Loan”).

The Amendment (i) amends the conditions precedent to the Delayed Draw A-1 Term Loan by (x) eliminating the requirement that ANNOVERA™ be designated as a new category of birth control by the FDA and (y) providing that the Administrative Agent may make available to the Company the Delayed Draw A-1 Term Loan in the Administrative Agent’s sole and absolute discretion either contemporaneously with the delivery of the Company’s financial statements for the fiscal quarter ending June 30, 2020 or at such earlier date as the Administrative Agent shall have consented to; and (ii) extends the commitment termination date for the Delayed Draw A-1 Term Loan from January 23, 2020 to September 22, 2020 ((or such later date as may be consented to by the Required Lenders (as defined in the Financing Agreement) in their sole discretion).

Except as specifically amended by the Amendment, the terms and conditions of the Financing Agreement remain in full force and effect, including the conditions precedent for the Company to draw the Delayed Draw A-2 Term Loan.

The foregoing summary of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Item 7.01	Regulation FD Disclosure.

On December 30, 2019, the Company issued a press release announcing the entrance into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release from TherapeuticsMD, Inc., dated December 30, 2019, entitled TherapeuticsMD Announces Amendment to Term Loan Financing Facility with TPG Sixth Street Partners.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date:	December 30, 2019	By:	/s/ Daniel A. Cartwright
Daniel A. Cartwright Chief Financial Officer